Exhibit 10.5.2

AMENDMENT NO. 2
TO
OMNIBUS AGREEMENT

THIS AMENDMENT NO. 2 TO OMNIBUS AGREEMENT (this “Second Amendment”) is entered into effective as of January 13, 2015 (the “Second Amendment Effective Date”), and is by and among SUNCOKE ENERGY PARTNERS, L.P., a Delaware limited partnership (the “Partnership”), SUNCOKE ENERGY PARTNERS GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), and SUNCOKE ENERGY, INC., a Delaware corporation (the “Sponsor”). The above-named entities are sometimes referred to in this Second Amendment each as a “Party” and collectively as the “Parties.”
RECITALS:
WHEREAS, the Partnership, the General Partner and the Sponsor are each parties to that certain Omnibus Agreement, dated as of January 24, 2013, as amended by that certain Amendment No. 1 to Omnibus Agreement, dated as of March 17, 2014 (as so amended, the “Omnibus Amendment”); and
WHEREAS, the Sponsor, the Partnership and Sun Coal & Coke LLC (“SC&C”) are parties to that certain Contribution Agreement, dated as of January 12, 2015 (the “Gateway Contribution Agreement”), pursuant to which a limited liability company interest in Gateway Energy & Coke Company, LLC (“Gateway”) will be contributed to the Partnership, in exchange for the consideration set forth therein (the “Gateway Contribution”); and
WHEREAS, in connection with the Gateway Contribution, the Parties each desire to further amend the Omnibus Agreement to, among other things, evidence their understanding as more fully set forth in this Second Amendment, with respect to: (1) specified indemnification obligations of the Sponsor and the Partnership; and (2) the rights and obligations of the Parties in the event that a customer’s purchase and payment obligations under a Coke Sales Agreement (as defined in the Omnibus Agreement) are reduced or if a customer fails to satisfy such obligations.
NOW THEREFORE, in consideration of the promises and the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound hereby, agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1 Additional Definitions. Except as otherwise provided herein, capitalized terms used in this Second Amendment and not otherwise defined herein, shall have the respective meanings assigned to such terms in the Omnibus Agreement. Effective on and as of the Second Amendment Effective Date, the following new definitions, having the respective meanings set forth below, shall be added alphabetically to Section 1.1 of the Omnibus Agreement or, if applicable, shall replace definitions set forth in Section 1.1 of the Omnibus Agreement:
"Gateway” shall mean and refer to Gateway Energy & Coke Company, LLC.
“Gateway Cogeneration” shall mean and refer to Gateway Cogeneration Company, LLC.
“Gateway Assets” shall mean and refer to those assets and investments owned by the Sponsor or any of its Affiliates that have been (or will be) conveyed, contributed or otherwise transferred to the Partnership Group pursuant to the Gateway Contribution Agreement or any additional conveyance documents and instruments contemplated or referenced thereunder, as such may be amended, supplemented or restated from time to time.
“Gateway Closing Date” shall mean the date of the closing of the Gateway Contribution.
“Gateway Contribution” shall mean and refer to the contribution to the Partnership, pursuant to the Gateway Contribution Agreement and in exchange for the consideration set forth therein, of a limited liability company interest in Gateway.

“Gateway Contribution Agreement” means that certain Contribution Agreement, dated as of January 12, 2015, among the Sponsor, the Partnership and SC&C, together with the additional conveyance documents and instruments contemplated or referenced thereunder, as such may be amended, supplemented or restated from time to time.
“Gateway Known Remediation Losses” has the meaning given such term in Section 3.1(a)(ii) of the Omnibus Agreement.
“Gateway Unknown Remediation Losses” means Environmental Losses other than Gateway Known Remediation Losses, relating to, or arising from, the ownership and/or operation of, or otherwise relating to, Gateway or Gateway Cogeneration, occurring or existing on or before the Gateway Closing Date, whether discovered before or after the Gateway Closing Date, and identified after the Gateway Closing Date as requiring remediation.
“IPO Known Remediation Losses” has the meaning given such term in Section 3.1(a)(i) of the Omnibus Agreement.
“IPO Unknown Remediation Losses” means Environmental Losses other than IPO Known Remediation Losses, relating to, or arising from, the ownership and/or operation of, or otherwise relating to, Haverhill or Middletown, occurring or existing on or before the Closing Date, whether discovered before or after the Closing Date, and identified after the Closing Date as requiring remediation.
“Known Remediation Losses” shall mean and refer to the Gateway Known Remediation Losses and the IPO Known Remediation Losses, collectively.
“MLP Credit Agreement” means that certain Credit Agreement, dated as of January 24, 2013, by and among the Partnership, certain subsidiaries thereof as joint and several Borrowers, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, as amended by an Amendment No. 1 to Credit Agreement, dated as of August 28, 2013, and an Amendment No. 2 to Credit Agreement, dated as of May 9, 2014 (as the same now exists or may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced).
“Omnibus Agreement” and “Agreement” shall mean and refer to that certain Omnibus Agreement, dated as of January 24, 2013, by and among the Partnership, the General Partner and the Sponsor, as amended by that certain Amendment No. 1 to Omnibus Agreement, dated as of March 17, 2014, and the Second Amendment (as the same now exists or may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced).
“Partnership Assets” means all assets of the Partnership Group as of the Closing Date, including all assets of Haverhill and Middletown.
“Retained Assets” at any point in time shall mean and refer to those assets and investments owned by the Sponsor or any of its Affiliates that have not been conveyed, contributed or otherwise transferred to the Partnership Group pursuant to any conveyancing document, including without limitation: the Contribution Agreement; that certain Contribution Agreement, dated as of April 23, 2014, by and among the General Partner, the Partnership, SC&C and certain other parties; and the Gateway Contribution Agreement, in each case together with any and all additional conveyance documents and instruments contemplated or referenced thereunder, as such may be amended, supplemented or restated from time to time.
“Second Amendment” shall mean and refer to that certain Amendment No. 2 to Omnibus Agreement, dated as of the Second Amendment Effective Date, by and among the Partnership, the General Partner and the Sponsor.
“Second Amendment Effective Date” means January 13, 2015.
“Unknown Remediation Losses” shall mean and refer to the Gateway Unknown Remediation Losses and the IPO Unknown Remediation Losses, collectively.
ARTICLE II
INDEMNIFICATION
Section 2.1 Sponsor’s Environmental Indemnification Obligations. Section 3.1 of the Omnibus Agreement is deleted in its entirety and replaced by the following text:
“Section 3.1 Sponsor’s Environmental Indemnification Obligations.
(a)Indemnification in Connection with Initial Public Offering. Subject to Section 3.4 hereof,

the Sponsor shall indemnify, defend and hold harmless the Partnership Group from and against all Environmental Losses:
(i)as described on Schedule 3.1A, that occurred or existed on or before the Closing Date, in the case of such Environmental Losses relating to, or arising from, the ownership and/or operation of, or otherwise relating to, Haverhill or Middletown (collectively, the “IPO Known Remediation Losses”), but only to the extent such Environmental Losses occurred or existed on or before the Closing Date, even if such Environmental Losses do not accrue until after the Closing Date; and
(ii)as described on Schedule 3.1B, that occurred or existed on or before the Gateway Closing Date, in the case of such Environmental Losses relating to, or arising from, the ownership and/or operation of, or otherwise relating to, Gateway or Gateway Cogeneration (the “Gateway Known Remediation Losses”), but only to the extent such Environmental Losses occurred or existed on or before the Gateway Closing Date, even if such Environmental Losses do not accrue until after the Gateway Closing Date. For purposes of this Section 3.1, Losses suffered or incurred by reason of or arising out of the lawsuit described on Schedule 3.1B under the heading "Litigation" constitute Environmental Losses.
(b)Subject to Sections 3.1(c) and 3.4 hereof, the Sponsor shall indemnify, defend and hold harmless the Partnership Group from and against:

(i)	any IPO Unknown Remediation Losses, and

(ii)	any Gateway Unknown Remediation Losses.
(c)Except for obligations with respect to claims made in accordance with Section 3.5 prior to the fifth anniversary of the Closing Date, which shall not terminate, all indemnification obligations pursuant to Sections 3.1(b)(i) and 3.1(b)(ii) shall terminate on the fifth anniversary of the Closing Date.”
Section 2.2 Partnership Group’s Indemnification Obligations. Section 3.2 of the Omnibus Agreement is deleted in its entirety and replaced by the following text:
“Section 3.2 Partnership Group’s Indemnification Obligations. The Partnership Group shall indemnify, defend and hold harmless the Sponsor Entities from and against any Environmental Losses suffered or incurred by the Sponsor Entities to the extent occurring:
(a)    after the Closing Date with respect to Environmental Losses relating to the ownership or operation of the Partnership Assets; and
(b)    after the Gateway Closing Date with respect to Environmental Losses relating to the ownership or operation of Gateway or Gateway Cogeneration,
(collectively, “Partnership Covered Environmental Losses”), except to the extent that the Partnership Group is indemnified with respect to any of such Environmental Losses that are Sponsor Covered Environmental Losses under Sections 3.1(a) and 3.1(b).”
Section 2.3 Additional Indemnification. Section 3.3 of the Omnibus Agreement is deleted in its entirety and replaced by the following text:
“Section 3.3 Additional Indemnification. In addition to and not in limitation of the indemnification provided under Section 3.1(a) and Section 3.1(b), Sponsor shall either cure, as applicable, or fully indemnify, defend and hold harmless the Partnership Group from and against any and all:

(a)	tax liabilities arising prior to:
(i)the Closing Date or in connection with the closing of the Initial Public Offering; and
(ii)the Gateway Closing Date, but solely with respect to any such tax liabilities relating to Gateway, Gateway Cogeneration or the Gateway Contribution; and
(b)    Losses of any and every kind or character, known or unknown, fixed or contingent, suffered or incurred by the Partnership Group by reason of or arising out of any:
(i)    failure of the Partnership Group to be the owner on the Closing Date of (x) valid and indefeasible title to the Partnership Assets, (y) valid and indefeasible easement rights, rights-of-way, leasehold and/or fee ownership interests in and to the lands on which are located any Partnership Assets, and (z) valid title to the equity interests in Haverhill and Middletown contributed to the Partnership by SC&C as part of the Sun Coal & Coke Contribution, in each case to the extent that such failure renders the Partnership Group liable or unable to use or operate the Partnership Assets in substantially the same manner as they were operated immediately prior to the Closing Date;
(i)failure of the Partnership Group to be the owner on the Gateway Closing Date of (x) valid and indefeasible title to the Gateway Assets contributed to the Partnership Group as part of the Gateway Contribution, (y) valid and indefeasible easement rights, rights-of-way, leasehold and/or fee ownership interests in and to the lands on which are located any Gateway Assets, and (z) valid title to the equity interests in Gateway contributed to the Partnership as part of the Gateway Contribution, in each case to the extent that such failure renders the Partnership Group liable or unable to use or operate the Gateway Assets in substantially the same manner as they were operated immediately prior to the Gateway Closing Date;

(ii)failure of the Partnership Group to have on the Closing Date any consent or governmental permit to the extent that such failure renders the Partnership unable to use or operate the Partnership Assets in substantially the same manner as they were operated immediately prior to the Closing Date;

(iii)failure of the Partnership Group to have on the Gateway Closing Date any consent or governmental permit to the extent that such failure renders the Partnership unable to use or operate the Gateway Assets in substantially the same manner as they were operated immediately prior to the Gateway Closing Date; or
(iv)events or conditions associated with the Retained Assets, whether occurring before or after the Closing Date; or
(v)events or conditions associated with the Gateway Assets, occurring before the Gateway Closing Date.”
Section 2.4 Limitations Regarding Indemnification. Section 3.4 of the Omnibus Agreement is deleted in its entirety and replaced by the following text:
“Section 3.4 Limitations Regarding Indemnification.
(a)    No claims may be made against the Sponsor for indemnification pursuant to:
(i)    Section 3.1(a) unless and until:
(1)    in the case of IPO Known Remediation Losses, the aggregate dollar amount of such IPO Known Remediation Losses suffered or incurred by the Partnership Group exceeds $67 million, and the Sponsor shall have no liability in respect of the first $67 million of IPO Known Remediation Losses; provided, however, that such figure shall not include, or apply to, any Losses arising from, or relating to, the lawsuit listed under the heading “Litigation” in Schedule 3.1A, and the Partnership Group may seek indemnification from the Sponsor for Losses arising from, or relating to, such litigation regardless of amount; and
(2)    in the case of Gateway Known Remediation Losses, the aggregate dollar amount of such Gateway Known Remediation Losses suffered or incurred by the Partnership Group exceeds $45 million, and the Sponsor shall have no liability in respect of the first $45 million of Gateway Known Remediation Losses; provided, however, that such figure shall not include, or apply to, any Losses arising from, or relating to, any lawsuit listed under the heading “Litigation” in Schedule 3.1B, and the Partnership Group may seek indemnification from the Sponsor for Losses arising from, or relating to, such litigation regardless of amount; and
(ii)    Section 3.1(b) unless and until:
(1)    in the case of IPO Unknown Remediation Losses, the aggregate dollar amount of such IPO Unknown Remediation Losses suffered or incurred by the Partnership Group exceeds $5 million, and the Sponsor shall have no liability in respect of the first $5 million of IPO Unknown Remediation Losses and
(2)    in the case of Gateway Unknown Remediation Losses, the aggregate dollar amount of such Gateway Unknown Remediation Losses suffered or incurred by the Partnership Group exceeds $5 million, and the Sponsor shall have no liability in respect of the first $5 million of Gateway Unknown Remediation Losses; and
(b)    The aggregate liability of the Sponsor under Section 3.1(b)(i) in the case of IPO Unknown Remediation Losses, shall not exceed $50 million, and under Section 3.1(b)(ii) in the case of Gateway Unknown Remediation Losses, likewise shall not exceed $50 million.
(c)    Notwithstanding anything herein to the contrary, in no event shall the Sponsor Entities have any indemnification obligations under Section 3.1(a) or Section 3.1(b) for Losses that arise solely as a result of additions to or modifications of Environmental Laws promulgated after: (1) the Closing Date, in the case of Losses relating to Haverhill or Middletown; and (2) the Gateway Closing Date, in the case of Losses relating to Gateway or Gateway Cogeneration.”
ARTICLE III
Agreement with respect to customer contracts
Section 3.1 Assumption of Customer Obligations by Sponsor. Section 4.1(b) of the Omnibus Agreement is deleted in its entirety and replaced by the following text:
“(b) If, other than as a result of the exercise of the termination right described in Section 4.1(a), a Force Majeure Event (as defined in the relevant Coke Sales Agreement) or a Seller Event of Default or Off-Taker Event of Default (each, as defined in the relevant Coke Sales Agreement), as applicable, (i) a customer fails to fully satisfy its purchase and payment obligations pursuant to the terms of a Coke Sales Agreement to which such customer is a party, or (ii) a Coke Sales Agreement is amended to reduce a customer’s purchase or payment obligations as a result of the customer’s financial distress, whether or not the customer or an affiliate of the customer has filed a petition in bankruptcy, then upon written notice from the Partnership, the Sponsor will be obligated to make the Partnership Group whole to the extent of the customer’s failure to satisfy its obligations or to the extent the customer’s obligations are reduced, as applicable, either by purchasing and paying for coke or steam or otherwise, pursuant to an agreement the terms of which are reasonably acceptable to the Partnership (but, for the avoidance of doubt, without relieving such customer of its coke or steam purchase obligations under the relevant Coke Sales Agreement).”
Section 3.2 Assumption of Customer Obligations by Sponsor. Section 4.1(c) of the Omnibus Agreement is deleted in its entirety and replaced by the following text:
“(c) Notwithstanding any provision of this Agreement to the contrary, the Sponsor’s obligations pursuant to Section 4.1(a) and (b), will be determined based on the customer’s obligations under the relevant Coke Sales Agreement (a) as in effect on the Closing Date (with respect to Coke Sales Agreements relating to Haverhill or Middletown), or (b) as in effect on the Gateway Closing Date (with respect to Coke Sales Agreements relating to Gateway or Gateway Cogeneration). Further, for the avoidance of doubt, the Partnership Group’s obligation to produce coke or steam under such Coke Sales Agreement will not exceed the supply obligation required under such Coke Sales Agreement (y) as of the Closing Date (with respect to Coke Sales Agreements relating to Haverhill or Middletown), or (z) as of the Gateway Closing Date (with respect to Coke Sales Agreements relating to Gateway or Gateway Cogeneration).”
ARTICLE IV
EXPENSES AND REIMBURSEMENT OBLIGATIONS
Section 4.1 Provision of General and Administrative Services. Section 7.1 of the Omnibus Agreement is deleted in its entirety and replaced by the following text:
"Section 7.1 Provision of General and Aministrative Services. The Sponsor hereby agrees to continue to provide, or cause to be provided, the Partnership Entities with general and administrative services that the Sponsor has traditionally provided in connection with the Partnership Assets and the Gateway Assets, including, without limitation, executive management, human resources, financial (including, but not limited to, tax, accounting and audit services), legal, information technology, communications, engineering, insurance (including insurance administration, claims processing and coverage under the Sponsor’s policies), risk management, credit, payroll, compensation and employee benefits services, that are substantially identical in nature and quality to the services provided by the Sponsor in connection with its management and operations of the Partnership Assets prior to the Closing date and in connection with its management and operations of the Gateway Assets prior to the Gateway Closing Date."
Section 4.2 Provision of General and Administrative Services. The phrase "Partnership Assets" in Section 7.2(c) is hereby deleted and replaced by the phrase "Partnership Assets or Gateway Assets".

ARTICLE V
EXHIBITS AND SCHEDULES
Section 5.1 Exhibits and Schedules. The original Schedule 3.1 to the Omnibus Agreement is deleted in its entirety and replaced by the Schedule 3.1A and Schedule 3.1B attached to this Second Amendment. Likewise, the original Schedule 4.2 to the Omnibus Agreement is deleted in its entirety and replaced by the Schedule 4.2 attached to this Second Amendment.
ARTICLE VI
MISCELLANEOUS
Section 6.1. Governing Law. THIS SECOND AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCLUDING ANY CONFLICTS-OF-LAW RULE OR PRINCIPLE THAT MIGHT REFER THE CONSTRUCTION OR INTERPRETATION OF THIS SECOND AMENDMENT TO THE LAWS OF ANOTHER STATE. EACH PARTY HEREBY SUBMITS TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS IN THE STATE OF NEW YORK AND TO VENUE IN NEW YORK, NEW YORK.
Section 6.2. Effect of Amendment. Except as expressly modified hereby, all terms and conditions of the Omnibus Agreement remain in full force and effect and are hereby ratified and confirmed in all respects. To the extent that there is any conflict between the terms of the Omnibus Agreement and this Second Amendment, this Second Amendment shall control. On and after the Second Amendment Effective Date, each reference to the Omnibus Agreement in any document created by any of the Parties hereto shall be deemed to be a reference to the Omnibus Agreement as amended by this Second Amendment. On and after the Second Amendment Effective Date, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof”, and words of similar import, as used in the Omnibus Agreement, shall, unless the context otherwise requires, mean the Omnibus Agreement, as amended by this Second Amendment.
Section 6.3 Counterparts. This Second Amendment may be executed in two or more counterparts, and by facsimile, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.
Section 6.4 Severability. If any term or other provision of this Second Amendment is invalid, illegal or incapable of being enforced by any applicable rule of law or public policy, all other conditions and provisions of this Second Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify the Omnibus Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.
[COUNTERPART signature pages follow]

IN WITNESS WHEREOF, the Parties have executed this Second Amendment on, and effective as of, the Second Amendment Effective Date.

SUNCOKE ENERGY PARTNERS, L.P.
By: SunCoke Energy Partners GP LLC,
its general partner

By: /s/ Fay West____________________
Name: Fay West
Title: Senior Vice President and
Chief Financial Officer

SUNCOKE ENERGY PARTNERS GP LLC

By: /s/ Fay West____________________
Name: Fay West
Title: Senior Vice President and
Chief Financial Officer

SUNCOKE ENERGY, INC.

By: /s/ Fay West____________________
Name:Fay West
Title: Senior Vice President and
Chief Financial Officer

[Signature Page to Amendment No. 2 to Omnibus Agreement]

Schedule 3.1A
Known Remediation Losses
Haverhill Coke Company LLC:

Date	Description	Issuing Agency
08-Dec-2008	Notice and Finding of Violation Issued to Haverhill North Coke Company	United States Environmental Protection Agency
15-Apr-2009	Notice and Finding of Violation Issued to Haverhill North Coke Company	United States Environmental Protection Agency
17-Feb-2010	Notice and Finding of Violation Issued to Haverhill North Coke Company	United States Environmental Protection Agency
01-Jul-2010	Notice and Finding of Violation No. EPA-5-09-OH-02 Issued to SunCoke Energy, Inc.	United States Environmental Protection Agency
01-Jul-2010	Notice and Finding of Violation No. EPA-5-10-OH-18 Issued to SunCoke Energy, Inc.	United States Environmental Protection Agency
01-Jul-2010	Notice and Finding of Violation No. EPA-5-10-OH-19 Issued to SunCoke Energy, Inc.	United States Environmental Protection Agency
22-Jul-2010	Notice and Finding of Violation Issued to Haverhill North Coke Company	United States Environmental Protection Agency
08-Aug-2007	Notice of Violation Issued to Haverhill North Coke Company	Ohio Environmental Protection Agency Southwest District Office
19-Jul-2005	Notice of Violation Issued to Haverhill North Coke Company	Ohio EPA/Portsmouth Local Air Agency
07-Nov-2005	Notice of Violation Issued to Haverhill North Coke Company	Ohio EPA/Portsmouth Local Air Agency
26-Jan-2007	Notice of Violation Issued to Haverhill North Coke Company	Ohio EPA/Portsmouth Local Air Agency
01-Oct-2008	Notice of Violation Issued to Haverhill North Coke Company	Ohio EPA/Portsmouth Local Air Agency
19-Aug-2008	Notice of Violation Issued to Haverhill North Coke Company	Ohio EPA/Portsmouth Local Air Agency
17-Jul-2009	Notice of Violation Issued to Haverhill North Coke Company [Unit No.: P901]	Ohio EPA/Portsmouth Local Air Agency
17-Jul-2009	Notice of Violation Issued to Haverhill North Coke Company [Unit No.: P902]	Ohio EPA/Portsmouth Local Air Agency
11-Dec-2009	Notice of Violation Issued to Haverhill North Coke Company	Ohio EPA/Portsmouth Local Air Agency
19-Aug-2010	Notice of Violation Issued to Haverhill North Coke Company	Ohio EPA/Portsmouth Local Air Agency
31-Mar-2011	Notice of Violation Issued to Haverhill North Coke Company	Ohio EPA/Portsmouth Local Air Agency
17-May-2012	Notice of Violation Issued to Haverhill North Coke Company	Ohio EPA/Portsmouth Local Air Agency

Schedule 3.1A
Known Remediation Losses
(Continued)

Middletown Coke Company, LLC:

Date	Description	Issuing Agency
24-Jan-2012	Notice of Violation Issued to SunCoke Energy Middletown Operations	Hamilton County (OH) Environmental Services
29-Feb-2012	Notice of Violation Issued to SunCoke Energy Middletown Operations	Southwest Ohio Air Quality Agency
Litigation:
Losses arising from, or related to the following matter shall not be subject to the restriction on indemnification set forth in Section 3.4(a)(i)(1):
Glenn Graff, et al. v. Haverhill North Coke Company, et al., No. 1:09-CV-00670 (S.D. Ohio)

Schedule 3.1B
Known Remediation Losses
Gateway Energy & Coke Company, LLC:

Date	Description	Issuing Agency
08-Jul-2010	Notice and Finding of Violation Issued to Gateway Energy & Coke Company, LLC	United States Environmental Protection Agency
Litigation:
Losses arising from, or related to the following matter shall not be subject to the restriction on indemnification set forth in Section 3.4(a)(i)(2):
Peggy Keltner, et al. v. SunCoke Energy, Inc., et al., No. 14L1540 (Madison County, Illinois)
Dennis v. SunCoke Technology and Development LLC and Gateway Energy and Coke Company LLC, No. 13-L-314 (Madison County, Illinois)
Other:
Settlement Agreement, dated as of March 10, 2008, by and among United States Steel Corporation, Gateway Energy & Coke Company, LLC, the American Bottom Conservancy and the Sierra Club, relating to certain air permits issued and proposed to be issued by the Illinois Environmental Protection Agency, and establishing a trust fund to finance approved environmental projects consistent with the purposes of achieving energy efficiency, greenhouse gas reductions, and PM 2.5 emission reductions.

Schedule 4.2
Coke Sales Agreements

1.
Coke Purchase Agreement, dated as of October 28, 2003, by and between Haverhill Coke Company LLC, ArcelorMittal Cleveland Inc. (f/k/a ISG Cleveland Inc.) and ArcelorMittal Indiana Harbor Inc. (f/k/a ISG Indiana Harbor Inc.), as amended by:

(a)
Amendment No. 1 to Coke Purchase Agreement, dated as of December 5, 2003, by and between Haverhill Coke Company LLC, ArcelorMittal Cleveland Inc. (f/k/a ISG Cleveland Inc.) and ArcelorMittal Indiana Harbor Inc. (f/k/a ISG Indiana Harbor Inc.)

(b)
Letter Agreement, dated as of May 7, 2008, between ArcelorMittal USA Inc., Haverhill Coke Company LLC, Jewell Coke Company, L.P. and ISG Sparrows Point LLC, serving as Amendment No. 2 to the Coke Purchase Agreement, by and between Haverhill Coke Company LLC, ArcelorMittal Cleveland Inc. (f/k/a ISG Cleveland Inc.) and ArcelorMittal Indiana Harbor Inc. (f/k/a ISG Indiana Harbor Inc.)

(c)
Amendment No. 3 to Coke Purchase Agreement, dated as of May 8, 2008, by and between Haverhill Coke Company LLC, ArcelorMittal Cleveland Inc. (f/k/a ISG Cleveland Inc.) and ArcelorMittal Indiana Harbor Inc. (f/k/a ISG Indiana Harbor Inc.)

(d)
Amendment No. 4 to Coke Purchase Agreement, dated as of January 26, 2011, by and between Haverhill Coke Company LLC, ArcelorMittal Cleveland Inc. (f/k/a ISG Cleveland Inc.) and ArcelorMittal Indiana Harbor Inc. (f/k/a ISG Indiana Harbor Inc.)

(e)
Amendment No. 5 to Coke Purchase Agreement, dated as of January 26, 2012, by and between Haverhill Coke Company LLC, ArcelorMittal Cleveland Inc. (f/k/a ISG Cleveland Inc.) and ArcelorMittal Indiana Harbor Inc. (f/k/a ISG Indiana Harbor Inc.)

(f)
Amendment No. 6 to Coke Purchase Agreement, dated as of March 12, 2012, by and between Haverhill Coke Company LLC, ArcelorMittal Cleveland Inc. (f/k/a ISG Cleveland Inc.) and ArcelorMittal Indiana Harbor Inc. (f/k/a ISG Indiana Harbor Inc.)

2.	Coke Purchase Agreement, dated as of August 31, 2009, by and between Haverhill Coke Company LLC and AK Steel Corporation, as amended by:

(a)	Amendment No. 1 to Coke Purchase Agreement, dated as of May 8, 2012, by and between Haverhill Coke Company LLC and AK Steel Corporation

3.	Amended and Restated Coke Purchase Agreement, dated as of September 1, 2009, by and between Middletown Coke Company, LLC and AK Steel Corporation

4.	Coke Sale and Feed Water Processing Agreement, dated as of February 28, 2008, by and between Gateway Energy & Coke Company, LLC and United States Steel Corporation, as amended by:

(a)	First Amendment to Coke Sale and Feed Water Processing Agreement, dated as of November 1, 2010, by and between Gateway Energy & Coke Company, LLC and United States Steel Corporation

(b)	Second Amendment to Coke Sale and Feed Water Processing Agreement, dated as of July 6, 2011, by and between Gateway Energy & Coke Company, LLC and United States Steel Corporation

(c)
Third Amendment to Coke Sale and Feed Water Processing Agreement, dated as of January 12, 2015, by and between Gateway Energy & Coke Company, LLC, Gateway Cogeneration Company LLC and United States Steel Corporation